019 Putnam New Jersey Tax Exempt Income Fund
05/31/05 Annual

Because of the electronic format for filing Form N-SAR does not provide adequate space for responding to certain items correctly, the correct answers are as follows:

53A	For the period ended May 31, 2005, Putnam Management has
assumed $6,085 of legal, shareholder servicing and communication, audit and Trustee fees incurred by the fund in connection with certain legal and regulatory matters.

72DD1 	        Class A	6,120
		Class B	2,059

72DD2	        Class M	50

73A1		Class A	.330411
		Class B	.270379

73A2		Class M	.302564

74U1		Class A	17,902
		Class B	6,793

74U2		Class M	158

74V1		Class A	9.32
		Class B	9.32

74V2		Class M	9.32